As filed with the Securities and Exchange Commission on June 26, 2003.
                                              Registration No. 333-_______
================================================================================

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8

                          Registration Statement Under
                           The Securities Act of 1933




                                 ACCESSITY CORP.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



            New York                                             11-2750412
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


             12514 West Atlantic Boulevard, Coral Springs, FL 33071
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (954-752-6161)


                  1995 Incentive Stock Plan of Accessity Corp.
                  --------------------------------------------
                              (Full title of Plan)


                                  Barry Siegel
                                 Accessity Corp.
                          12514 West Atlantic Boulevard
                             Coral Springs, FL 33071
             -------------------------------------------------------
             (Name, address, including Zip Code and telephone number
                    including area code of agent for service)


                                 With a Copy to:

                             Lawrence A. Muenz, Esq.
                               Meritz & Muenz LLP.
                               Three Hughes Place
                            Dix Hills, New York 11746

================================================================================

CALCULATION OF REGISTRATION FEE



Title of each    Proposed        Proposed
class of         maximum         maximum           Amount of        Total
securities to    amount to be    offering price    aggregate        registration
be registered    registered      per unit          offering price   fee
--------------------------------------------------------------------------------

Common Stock     6,000,000       $.409             $2,454,000       $199
--------------------------------------------------------------------------------

(1) Price calculated in accordance with Rule 457(c) of the regulations promulgated under Securities Act of 1933.

Approximate date of proposed sale to the public: This Registration Statement shall become effective upon filing with the Commission.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In accordance with the requirements of the Securities Exchange Act of 1934, the Company periodically files certain reports and other information with the Commission. The following documents filed with the Commission are hereby incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

         2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003;

         3. The Company's Current Report on Form 8-K dated May 16, 2003.


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

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
ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Lawrence A. Muenz, Partner of Meritz & Muenz LLP., who will render an opinion herein regarding the validity of the securities being registered herein, has previously been issued an option to purchase up to 100,000 common shares of the Company as additional compensation for the legal services that his firm provided to our company. These options were granted pursuant to the 1995 Incentive Stock Plan of Accessity Corp.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 722 of the New York Business Corporation Law allows companies to indemnify their directors and officers against expenses, judgments, fines and amounts paid in settlement under the conditions and limitations described in the law. Our certificate of incorporation authorizes us to indemnify our officers, directors and other agent to the fullest extent permitted under New York law.

         Our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under New York law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

         We have purchased a directors' and officers' liability and reimbursement policy that covers liabilities of our directors and officers arising out of claims based upon acts or omissions in their capacities as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.



ITEM 8.  EXHIBITS

         5.1.     Legal Opinion of Meritz & Muenz LLP.
         23.      Consent of Experts and Counsel
         23.1     Consent of Nussbaum Yates & Wolpow, P.C.



ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coral Springs, Florida, on June 26, 2003.


         ACCESSITY CORP.


By:      /s/ Barry Siegel
         -------------------------
         Barry Siegel
         Chairman of the Board of Directors,
         Secretary and
         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:      /s/ Barry Siegel                            Date:        June 25, 2003
         -------------------------
         Barry Siegel
         Chairman of the Board of Directors,
         Secretary, and
         Chief Executive Officer,

By:      /s/ Barry J. Spiegel                        Date:        June 25, 2003
         -------------------------
         Barry J. Spiegel
         President
         DriverShield ADS Corp.
         Director

By:      /s/ Philip Kart                             Date:        June 25, 2003
         -------------------------
         Philip Kart
         Senior Vice President,
         Treasurer and Chief Financial Officer

By:      /s/ Kenneth J. Friedman                     Date:        June 25, 2003
         -------------------------
         Kenneth J. Friedman
         Director

By:      /s/ John M. McIntyre                        Date:        June 25, 2003
         -------------------------
         John M. McIntyre
         President and Chief Operating Officer
         Director

By:      /s/ Bruce S. Udell                          Date:        June 25, 2003
         -------------------------
         Bruce S. Udell
         Director

                  1995 INCENTIVE STOCK PLAN OF ACCESSITY CORP.


         Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant who administers the 1995 Incentive Stock Plan of Accessity Corp. have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coral Springs, Florida, on June 25, 2003.


By:      /s/ Barry Siegel
         -------------------------
         Barry Siegel
         Chairman of the Board of Directors
         on behalf of the Board of Directors

                                Index of Exhibits
                                -----------------





         5.1.       Legal Opinion of Meritz & Muenz LLP.

         23.        Consent of Experts and Counsel

         23.1       Consent of Nussbaum Yates & Wolpow, P.C.





















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